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                                                                     EXHIBIT 4.8

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------
                             (Leases and Agreements)
                            (Chesterfield, Missouri)

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, made and entered into as of this 15 day of June 2001, between CHESTERFIELD VILLAGE HOTEL, LLC, a Missouri
     --        ----
limited liability company, having an office c/o Promus Hotels, Inc., 9336 Civic Center Drive, Beverly Hills, California 90210 ("Assignor") and APPLE SUITES MANAGEMENT, INC., a Virginia corporation, having an address at 9 North Third Street, Richmond, Virginia 23219 ("Assignee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          That Assignor for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee all of Assignor's right, title and interest in and to (w) the leases and occupancy agreements identified on Exhibit
                                                                         -------
A hereto (the "Existing Leases"), (x) the agreements, documents and instruments
-
identified on Exhibit B hereto (the "Assigned Existing Agreements"), which shall
              ---------
include, without limitation, the Service Contracts, and (y) the leases of any FF&E and other contracts permitting the use of any FF&E at the Improvements identified on Exhibit C hereto (the "FF&E Leases").
              ---------

          Assignee hereby (i) expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Existing Leases, the Assigned Existing Agreements and the FF&E Leases in respect of the period on or after the date hereof (the "Indemnified Matters") and (ii) indemnifies, defends and holds harmless Assignor from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Indemnified Matters. Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the obligations of Assignor under the Existing Leases, the Assigned Existing Agreements and the FF&E Leases in respect of the period prior to the date hereof.

          Terms not defined herein shall have the meanings ascribed thereto in the Agreement of Sale dated June 7, 2001, between Hilton Hospitality, Inc., Chesterfield Village Hotel, LLC, and Apple Suites, Inc. ("Agreement of Sale").

          This Assignment and Assumption shall inure to the benefit of all parties hereto and their respective heirs, successors and assigns.

          THIS ASSIGNMENT IS MADE WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED)

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WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE AGREEMENT OF SALE.

          IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the day and year first above written.

                                       ASSIGNOR:
                                       --------

                                       CHESTERFIELD VILLAGE HOTEL,
                                       LLC, a Missouri limited liability company


                                             By:   Promus Hotels, Inc.,
                                                     Its Sole Member


                                             By  /s/ Mariel C. Albrecht
                                               ---------------------------------
                                                     Mariel C. Albrecht
                                                     Senior Vice President


                                       ASSIGNEE:
                                       --------

                                       APPLE SUITES MANAGEMENT, INC., a
                                       Virginia corporation


                                       By  /s/ Glade M. Knight
                                         ---------------------------------------
                                            Glade M. Knight, President

Exhibit A - Existing Leases
---------
Exhibit B - Assigned Existing Agreements
---------
Exhibit C - FF&E Leases
---------

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                           Exhibit A - Existing Leases
                           ---------   ---------------

                                      NONE

                    Exhibit B - Assigned Existing Agreements
                    ---------   ----------------------------

1. Elevator Service Agreement, dated June 1, 2000, with Long Elevator and Machine Co., Inc.

2.   Grounds maintenance Agreement, dated January 1, 2001, with Top Care, Inc.

3. Alarm System Monitoring Agreement, dated January 20, 2000, with Central District Alarm, Inc.

4. Pest Elimination Agreement, dated January 19, 2000, with ECOLAB, Pest Elimination Division.

5. Inspection, Testing and Maintenance of Fire Sprinkler Systems Agreement, dated September 6, 2000, with National Fire Sprinkler Association, Inc.

6. Satellite Digital Television Programming LodgeNet Free-To-Guest Agreement, dated November 29, 2000, with LodgeNet Entertainment Corporation.

7. Directory Advertising Agreement, dated February 6, 2001, with Southwestern Bell Yellow Pages.

5. Snow Removal Contract, dated December 2000, with Vision Lawn Care & Landscaping.

6. Software Service and Maintenance Agreement, dated November 3, 1999, with System 21(TM).

7.   Music Service Agreement with Muzak.

                             Exhibit C - FF&E Leases
                             ---------   -----------

1. Rental/Service Agreement for 2 UVF water coolers, dated January 26, 2000, with AquaPure of Missouri, LLC.

2. Lease of Mail Meters, dated December 16, 1999, with Pitney Bowes Credit Corporation.

3.   Storage Unit Lease with Storage Masters Chesterfield.

4. Dumpster Bin Agreement, dated February 15, 2000, with Waste Management of Missouri, Inc.

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8.   Soda Can Vending Machine Agreement, dated February 8, 2000, with Central
     States Cocoa Cola Bottling Company.

9. Grease Elimination System Lease and Maintenance Agreement, dated October 3, 2000, with Biologix.

10.  Equipment and Software Lease, dated November 5, 1999, with Comdisco, Inc.